                                                                   EXHIBIT 6(b)


                               AMENDED SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                            FOR SCHWAB CAPITAL TRUST

Fund                                                 Effective Date
----                                                 --------------
Schwab International Index Fund                      July 21, 1993
Schwab Small-Cap Index Fund                          October 14, 1993
Schwab Asset Director-High Growth Fund               September 25, 1995
Schwab Asset Director-Balanced Growth Fund           September 25, 1995
Schwab Asset Director-Conservative Growth Fund       September 25, 1995
Schwab S&P 500 Fund                                  February 28, 1996
Schwab Analytics Fund                                May 21, 1996
Schwab OneSource Portfolios-International            September 2, 1996
Schwab OneSource Portfolios-Growth Allocation        October 13, 1996
Schwab OneSource Portfolios-Balanced Allocation      October 13, 1996

                                      SCHWAB CAPITAL TRUST

                                      By:          /s/ William J. Klipp
                                         --------------------------------------
                                      Name:        William J. Klipp
                                      Title:       Senior Vice President and
                                                   Chief Operating Officer

                                      CHARLES SCHWAB & CO., INC.

                                      By:          /s/ Colleen M. Hummer
                                         --------------------------------------
                                      Name:        Colleen M. Hummer
                                      Title:       Senior Vice President